CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Burst.com, Inc.

(formerly known as Instant Video Technologies, Inc.)


We hereby consent to the use in the Prospectus constituting a part of this amended Registration Statement of our report dated March 24, 2000, relating to the 1999 consolidated financial statements of Burst.com, Inc. (formerly Instant Video Technologies, Inc.), which is contained in that Prospectus and Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO SEIDMAN, LLP


San Francisco, California
September 26, 2000